Contacts:	Veronica Garza Investor Relations (512) 683-6873

National Instruments Reports Record Operating Income in Q4
Quarterly Revenue Increases 22 Percent on a Sequential Basis

Q4 2009 Highlights

·	Revenue of $202 million, flat year-over-year and up 22 percent sequentially

·	GAAP gross margin of 76.9 percent

·	Non-GAAP gross margin of 77.5 percent

·	GAAP and non-GAAP operating income reached all-time record

·	Fully diluted GAAP EPS of $0.03 including a $0.28 per share non-cash tax charge

·	Non-GAAP fully diluted EPS of $0.12 including a $0.28 per share non-cash tax charge

·	EBITDA reaches a record of $46 million, or $0.58 per share, and was up 56 percent year-over-year

·	Cash from operating activities reaches a record of $45 million

·	Cash and short-term investments of $289 million as of Dec. 31, 2009

AUSTIN, Texas – Jan. 26, 2010 – National Instruments (Nasdaq: NATI) reported quarterly revenue of $202 million, which represents a 22 percent sequential increase and is flat year-over-year. Orders returned to year-over-year growth in Q4, up 2 percent, and the average order size reached a new quarterly record of approximately $3,800. Revenue growth in the quarter was lower than year-over-year order growth due to a record $8 million net increase in deferred revenue, primarily resulting from strong sequential growth in software sales in Q4, which is expected to benefit revenue in future quarters.

In Q4, gross margin increased by 2.3 percentage points sequentially and increased 1.7 percentage points year-over-year to 76.9 percent in Q4. Non-GAAP gross margin increased by 2.2 percentage points sequentially and increased by 1.7 percentage points year-over-year to 77.5 percent. Inventory declined by $2 million sequentially in Q4.

Q4 2009 operating income and non-GAAP operating income both set quarterly records. Operating income was $36 million, a 65 percent increase over Q4 2008. The non-GAAP operating income of $42 million was up 50 percent compared to Q4 2008, and represents a non-GAAP operating margin of 21 percent. The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles.

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

“While 2009 presented one of the most difficult economic environments in company history, our investments in R&D and field sales and the strength of our execution throughout the organization allowed National Instruments to recover rapidly, outperform the industry and position ourselves well for long-term success,” said James Truchard, NI president, co-founder and CEO. “I would like to congratulate our employees for making National Instruments one of FORTUNE’s 100 Best Places to Work for an 11th consecutive year and to thank everyone in the company for their expense management and commitment to innovation throughout 2009.”

In Q4, NI virtual instrumentation and graphical system design product sales, which constitute the majority of the company’s product portfolio, were up 23 percent from Q3 2009. NI instrument control product sales, which represent approximately 7 percent of NI revenue, were flat year-over-year and were up sequentially for a second quarter. NI CompactRIO hardware, modular instruments and academic products all set quarterly revenue records in Q4. The strong sequential increase in NI instrument control revenue in Q4 indicates that the overall test and measurement industry likely continued the sequential recovery that began in Q3. Product revenue was $188 million, up 1 percent from Q4 2008, and software maintenance revenue was $13 million, down 11 percent year-over-year.

Geographically, revenue in U.S. dollar terms for Q4 2009 compared to Q4 2008 was down 6 percent in the Americas, down 3 percent in Europe and up 15 percent in Asia. In local currency terms, revenue was up 1 percent in Europe and up 10 percent in Asia.

In Q4 2009, the company incurred a non-cash tax charge related to an opportunity benefit created by a new corporate income tax law in Hungary, which became effective on Jan. 1, 2010. Under the new law, National Instruments will receive a double tax deduction for qualified R&D expenses starting in 2010. As a result, NI has taken a non-cash charge to write off $21.6 million in other tax assets that NI had on its balance sheet related to Hungary but now does not expect to use. The $21.6 million charge reduced both the company’s GAAP and non-GAAP earnings per share (EPS) by $0.28.  For historical comparison, note that in Q4 2007, NI recognized an $18.3 million non-cash tax credit related to its Hungarian operations.

Including the impact of the $21.6 million, or $0.28 per share non-cash tax charge, net income for Q4 was $2.4 million, with fully diluted EPS of $0.03, and non-GAAP net income was $9.7 million, with non-GAAP fully diluted EPS of $0.12. A reconciliation of the company’s GAAP and non-GAAP results is included in this earnings press release.

The NI commitment to innovation and customer success is evident in the continued growth in R&D and field sales, which were up by 63 people in 2009. As of Dec. 31, total headcount was 5,120, a 1 percent year-over-year decline.

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Cash flow from operations continued to be strong at $136 million for the year. As of Dec. 31, 2009, NI had $289 million in net cash and short-term investments, up $12 million from Sept. 30, 2009. During Q4 2009, the company paid $9 million in dividends and used $16.4 million to repurchase 574,000 shares of its common stock at an average price of $28.55 per share. During the difficult two years since the start of the recession in December 2007, NI generated $257 million in net cash provided by operating activities, paid out $72 million in dividends and used $138 million for the purchase of 5.6 million shares of NI common stock at an average price of $24.89 per share.

National Instruments announced that its Board of Directors approved an 8 percent sequential increase in the quarterly dividend to $0.13 per share. This dividend is payable on March 1, 2010, to shareholders of record on Feb. 8, 2010.

FY 2009 Highlights

·	Revenue of $677 million, down 18 percent year-over-year

·	GAAP operating margin of 6.9 percent

·	Non-GAAP operating margin of 10.5 percent

·	Fully diluted GAAP EPS of $0.22 including a $0.28 per share non-cash tax charge

·	Non-GAAP fully diluted EPS of $0.47 including a $0.28 per share non-cash tax charge

·	Record annual revenue for NI CompactRIO, RF, and academic products

·	Cash flow from operating activities of $136 million

·	EBITDA of $87 million or $1.11 per share

·	NI named to FORTUNE magazine’s 100 Best Companies to Work For list for 11th consecutive year

Full-year 2009 revenue was $677 million, down 18 percent year-over-year in U.S. dollar terms. Including the impact of the $21.6 million or $0.28 per share non-cash tax charge, annual net income was $17 million, with fully diluted EPS of $0.22, and annual non-GAAP net income was $36 million, with non-GAAP fully diluted EPS of $0.47.

Guidance for Q1 2010

“We are very pleased with the rapid recovery in our business despite the continued severe weakness in industrial capacity utilization,” said Alex Davern, NI CFO. “Our goals are to maintain the market share gains we have achieved in the recession and to focus on delivering significant operating leverage in the recovery. Our guidance anticipates significant year-over-year revenue and profit growth in Q1, with the midpoint of both revenue and earnings per share guidance, representing new all-time records for a first quarter.”

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

NI expects strong Q1 year-over-year revenue growth, with revenue expected to be between $192 million and $202 million. The company expects fully diluted EPS between $0.24 and $0.32, with non-GAAP fully diluted EPS expected to be between $0.30 and $0.38. This guidance includes the full restoration of employee salaries, generally effective Feb. 1, and the automatic variable pay increase that will result from the significant year-over-year growth assumed by the company’s guidance.

For 2010, the company anticipates that its non-GAAP effective tax rate will be between 18 percent and 22 percent, and the company is using 20 percent for internal modeling.

In Q1 2010, the company anticipates that the GAAP to non-GAAP EPS adjustment will be approximately $0.06 per share. For the full year, the company anticipates that the GAAP to non-GAAP EPS adjustment will be approximately $0.22 per share.

Non-GAAP Earnings Presentation and Non-GAAP Earnings Guidance

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results that exclude certain charges. In this news release, the company has presented its results for 2009 and for Q4 2009 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP data to the data under GAAP.

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are all non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release also discloses NI’s earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 and Q4 2009 and comparative EBITDA results for 2008 and Q4 2008. Management also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information

Interested parties can listen to the Q4 2009 conference call today, Jan. 26, beginning at 4:00 p.m. CT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code #8926744, from Jan. 26 at 7:00 p.m. CT through Feb. 5 at midnight CT.

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to deferred revenue benefitting revenue in future quarters, positioning the company for long-term success, not expecting to use other tax assets in Hungary, maintaining market share gains, significant operating leverage and the company’s guidance for Q1 2010 with respect to revenue and GAAP and non-GAAP EPS, guidance assumptions, non-GAAP tax rate for 2010 and expected GAAP and non-GAAP adjustments for Q1 2010 and 2010. These statements are subject to a number of risks and uncertainties, including the risk of unexpected adverse changes or fluctuations in the global economy as a result of conditions in the global credit and equity markets, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies, competitive conditions in NI markets, further tax law changes in Hungary and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to its quarterly reports on Form 10-Q and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 11 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati.

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

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National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$201,465	$229,400
Short-term investments	87,196	6,220
Accounts receivable, net	103,957	121,548
Inventories, net	86,515	107,358
Prepaid expenses and other current assets	36,523	43,062
Deferred income taxes, net	16,522	21,435
Total current assets	532,178	529,023

Long-term investments	-	10,500
Property and equipment, net	153,265	154,477
Goodwill, net	64,779	64,561
Intangible assets, net	43,390	41,915
Other long-term assets	19,417	32,115
Total assets	$813,029	$832,591

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,502	$30,876
Accrued compensation	14,934	22,012
Deferred revenue	57,242	45,514
Accrued expenses and other liabilities	8,560	18,848
Other taxes payable	14,181	13,481
Total current liabilities	118,419	130,731

Deferred income taxes	25,012	25,157
Liability for uncertain tax positions	11,062	9,364
Other long-term liabilities	4,116	2,901
Total liabilities	$158,609	$168,153

Stockholders' equity:
Preferred stock	-	-
Common stock	774	772
Additional paid-in capital	336,446	300,352
Retained earnings	303,655	352,831
Accumulated other comprehensive income	13,545	10,483
Total stockholders' equity	$654,420	$664,438
Total liabilities and stockholders' equity	$813,029	$832,591

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Net sales:
Product	$188,388	$187,219	$623,736	$765,441
Software maintenance	13,209	14,888	52,858	55,096
Total net sales	201,597	202,107	676,594	820,537

Cost of sales:
Product	$45,466	$48,577	$164,700	$201,064
Software maintenance	1,150	1,516	5,184	6,045
Total cost of sales	46,616	50,093	169,884	207,109

Gross profit	$154,981	$152,014	$506,710	$613,428

Operating expenses:
Sales and marketing	$70,178	$76,771	$269,267	$307,409
Research and development	33,722	37,332	132,974	143,140
General and administrative	15,100	16,040	57,938	67,162
Total operating expenses	$119,000	$130,143	$460,179	$517,711

Operating income	35,981	21,871	46,531	95,717

Other income (expense):
Interest income	$294	$971	$1,629	$5,996
Net foreign exchange gain (loss)	(567)	(1,946)	734	(3,737)
Other income (expense), net	372	148	1,351	161

Income before income taxes	$36,080	$21,044	$50,245	$98,137

Provision for (benefit from) income taxes	33,714	1,726	33,160	13,310

Net income	$2,366	$19,318	$17,085	$84,827

Basic earnings per share	$0.03	$0.25	$0.22	$1.08
Diluted earnings per share	$0.03	$0.25	$0.22	$1.07

Weighted average shares outstanding -
basic	77,589	78,110	77,520	78,567
diluted	78,325	78,522	78,026	79,515

Dividends declared per share	$0.12	$0.11	$0.48	$0.44

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended
	December 31,
	2009	2008
	(unaudited)
Cash flow from operating activities:
Net income	$17,085	$84,827
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	38,365	37,103
Stock-based compensation	20,299	19,854
Provision for (benefit from) deferred income taxes	17,196	(4,475)
Tax expense (benefit from) stock option plans	1,450	(1,213)
Changes in operating assets and liabilities:
Accounts receivable	17,591	12,159
Inventories	20,843	(24,578)
Prepaid expenses and other assets	12,740	(10,340)
Accounts payable	(7,374)	(5,648)
Deferred revenue	11,728	9,423
Taxes and other liabilities	(14,272)	4,706
Net cash provided by operating activities	$135,651	$121,818

Cash flow from investing activities:
Capital expenditures	(20,847)	(25,771)
Capitalization of internally developed software	(12,583)	(9,487)
Additions to other intangibles	(4,602)	(3,010)
Acquisition, net of cash received	-	(17,310)
Purchases of short-term and long-term investments	(93,087)	(9,061)
Sales and maturities of short-term and long-term investments	19,204	86,179
Purchases of foreign currency option contracts	-	(2,784)
Net cash (used by) provided by investing activities	$(111,915)	$18,756

Cash flow from financing activities:
Proceeds from issuance of common stock	21,666	31,150
Repurchase of common stock	(34,579)	(103,641)
Dividends paid	(37,308)	(34,735)
Tax expense (benefit from) stock option plans	(1,450)	1,213
Net cash (used by) financing activities	$(51,671)	$(106,013)

Net change in cash and cash equivalents	(27,935)	34,561
Cash and cash equivalents at beginning of period	$229,400	$194,839
Cash and cash equivalents at end of period	$201,465	$229,400

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Stock-based compensation
Cost of sales	$309	$253	$1,284	$1,063
Sales and marketing	2,148	2,275	8,774	8,479
Research and development	1,887	1,961	7,236	7,121
General and administrative	717	733	3,005	3,084
Provision for income taxes	1,523	(1,013)	(3,765)	(4,601)
Total	$6,584	$4,209	$16,534	$15,146

Amortization of acquisition intangibles
Cost of sales	$852	$862	$3,445	$3,587
Sales and marketing	126	131	503	566
Research and development	-	-	-	14
General and administrative	-	-	-	-
Provision for income taxes	(277)	(281)	(1,111)	(1,127)
Total	$701	$712	$2,837	$3,040

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Gross profit, as reported	$154,981	$152,014	$506,710	$613,428
Stock-based compensation	309	253	1,284	1,063
Amortization of acquisition intangibles	852	862	3,445	3,587

Non-GAAP gross profit	$156,142	$153,129	$511,439	$618,078

Reconciliation of Operating Expense to Non-GAAP Operating Expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Operating expense, as reported	$119,000	$130,143	$460,179	$517,711
Stock-based compensation	(4,752)	(4,969)	(19,015)	(18,684)
Amortization of acquisition intangibles	(126)	(131)	(503)	(580)

Non-GAAP operating expenses	$114,122	$125,043	$440,661	$498,447

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Operating income, as reported	$35,981	$21,871	$46,531	$95,717
Stock-based compensation	5,061	5,222	20,299	19,747
Amortization of acquisition intangibles	978	993	3,948	4,167

Non-GAAP operating income	$42,020	$28,086	$70,778	$119,631

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Income before income taxes, as reported	$36,080	$21,044	$50,245	$98,137
Stock-based compensation	5,061	5,222	20,299	19,747
Amortization of acquisition intangibles	978	993	3,948	4,167

Non-GAAP income before income taxes	$42,119	$27,259	$74,492	$122,051

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Provision for income taxes, as reported	$33,714	$1,726	$33,160	$13,310
Stock-based compensation	(1,523)	1,013	3,765	4,601
Amortization of acquisition intangibles	277	281	1,111	1,127

Non-GAAP provision for income taxes	$32,468	$3,020	$38,036	$19,038

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP
Diluted EPS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income, as reported	$2,366	$19,318	$17,085	$84,827
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	6,584	4,209	16,534	15,146
Amortization of acquisition intangibles, net of tax effect	701	712	2,837	3,040

Non-GAAP net income	$9,651	$24,239	$36,456	$103,013

Basic EPS, as reported	$0.03	$0.25	$0.22	$1.08
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.08	$0.05	$0.21	$0.19
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.04	$0.04

Non-GAAP basic EPS	$0.12	$0.31	$0.47	$1.31

Diluted EPS, as reported	$0.03	$0.25	$0.22	$1.07
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.08	$0.05	$0.21	$0.19
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.04	$0.04

Non-GAAP diluted EPS	$0.12	$0.31	$0.47	$1.30

Weighted average shares outstanding -
Basic	77,589	78,110	77,520	78,567
Diluted	78,325	78,522	78,026	79,515

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income, as reported	$2,366	$19,318	$17,085	$84,827
Adjustments to reconcile net income to EBITDA:
Interest income	(294)	(971)	(1,629)	(5,996)
Taxes	33,714	1,726	33,160	13,310
Depreciation and amortization	9,829	9,202	38,365	37,103
EBITDA	$45,615	$29,275	$86,981	$129,244

Diluted EPS, as reported	$0.03	$0.25	$0.22	$1.07
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$0.00	$(0.01)	$(0.02)	$(0.08)
Taxes	$0.43	$0.02	$0.42	$0.17
Depreciation and amortization	$0.12	$0.11	$0.49	$0.47
EBITDA diluted EPS	$0.58	$0.37	$1.11	$1.63

Diluted	78,325	78,522	78,026	79,515

National Instruments Reports Record Operating Income in Q4
Jan. 26, 2010

National Instruments
Reconciliation of GAAP to Non-GAAP Estimated Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Estimated GAAP Fully Diluted EPS to Non-GAAP Fully Diluted EPS

	Three months ended
	March 31, 2010

	Low	High
GAAP Fully Diluted EPS, estimated	$0.24	$0.32
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.05	$0.05
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP diluted EPS, estimated	$0.30	$0.38